Exhibit 21
HealthSouth Corporation
Subsidiary List

Subsidiary Name	State of Incorporation	D/B/A Names

Advantage Health Harmarville Rehabilitation Corporation	PA	HealthSouth Harmarville Rehabilitation Hospital; Harmarville Transitional Rehabilitation Unit
Advantage Health, LLC	DE	HealthSouth Sports Medicine & Rehabilitation Center of Shelton; Advantage Health Sports Therapy North, Inc.; HealthSouth St. Joseph's Healthcare Center
AnMed Enterprises, Inc./HealthSouth, L.L.C.	SC	AnMed Health Rehabilitation Hospital, an affiliate entity of AnMed Health and HealthSouth Corporation
BJC / HEALTHSOUTH Rehabilitation Center, LLC	AL	The Rehabilitation Institute of St. Louis; The Orthopedic Center, Millikan Hand Center
Beaumont Rehab Associates Limited Partnership	DE	HealthSouth Rehabilitation Center - Beaumont; HealthSouth Rehabilitation Center - Jasper; HealthSouth Rehabilitation Center - Nederland; HealthSouth Rehabilitation Hospital of Beaumont
Central Arkansas Rehabilitation Associates, L.P.	DE	St Vincent Rehabilitation Hospital
CMS Jonesboro Rehabilitation, Inc.	DE	HealthSouth Rehabilitation Hospital of Jonesboro
CMS Rehab of WF, L.P.	DE	HealthSouth Rehabilitation Hospital of Wichita Falls; HealthSouth Home Health Agency of Wichita Falls
CMS Topeka Rehabilitation, Inc.	DE
Central Louisiana Rehab Associates LP	DE	HealthSouth Rehabilitation Hospital of Alexandria
Collin County Rehab Associates Limited Partnership	DE	HealthSouth Plano Rehabilitation Hospital; HealthSouth Rehabilitation Specialists-Lewisville; HealthSouth Rehabilitation Specialists - Plano; Healthsouth Plano Laboratory for Sleep Disorders
Continental Medical of Arizona, Inc.	DE
Continental Medical Systems, Inc.	DE	HEALTHSOUTH West Gables Rehabilitation Hospital
Continental Rehabilitation Hospital of Arizona, Inc.	DE
HCA Wesley Rehabilitation Hospital, Inc.	DE	Wesley Rehabilitation Hospital, An Affiliate of HealthSouth; Wesley Home Health
HCS Limited
HealthSouth /GHS, LLC	PA
Geisinger HEALTHSOUTH Rehabilitation Hospital; Geisinger HEALTHSOUTH Rehabilitation Center of Danville; Geisinger HEALTHSOUTH Rehabilitation Center of Berwick; Geisinger HEALTHSOUTH Rehabilitation Center of Montoursville; Geisinger HealthSouth Rehabilitation Center of Selinsgrove; Geisinger HealthSouth Rehabilitation - Hospital Outpatient Center

HealthSouth/Maine Medical Center Limited Liability Company	ME	New England Rehabilitation Hospital Of Portland, a Joint Venture of Maine Medical Center And HEALTHSOUTH
HealthSouth Aviation, LLC	DE
HealthSouth-Cypress Real Estate, LLC	DE
HEALTHSOUTH LTAC of Sarasota, Inc.	DE	HealthSouth Ridgelake Hospital
HealthSouth Mesa Rehabilitation Hospital, LLC	DE	HealthSouth East Valley Rehabilitation Hospital
HEALTHSOUTH OF HENDERSON, INC.	DE	HealthSouth Rehabilitation Hospital of Henderson; HealthSouth Home Health of Henderson
HealthSouth of Mechanicsburg, Inc.	DE	HEALTHSOUTH Rehabilitation of Mechanicsburg - Acute Rehab Hospital; HEALTHSOUTH L.I.F.E. (Living Independently in Functional Environments); HEALTHSOUTH Rehabilitation Hospital of Mechanicsburg
HealthSouth of Midland, Inc.	DE	HealthSouth Rehabilitation Hospital of Midland/Odessa
HealthSouth of Sarasota Limiited Partnership	AL	HEALTHSOUTH Rehabilitation Hospital Of Sarasota; HealthSouth Rehabilitation Center - University; Healthsouth Bee Ridge Outpatient Therapy Center; HEALTHSOUTH Aaron Mattes Therapy Center
HEALTHSOUTH OF SEA PINES LIMITED PARTNERSHIP	AL	HealthSouth Sea Pines Rehabilitation Hospital; Sea Pines Home Health Services
HEALTHSOUTH OF YORK, LLC	DE
HealthSouth Rehabilitation Hospital of York; HealthSouth Rehabilitation Center of Industrial Highway; HealthSouth Rehabilitation Center - Shrewsbury; HEALTHSOUTH Rehabilitation Center - Red Lion; HealthSouth Rehabilitation Center of Tyrone; HealthSouth Rehabilitation Center - Shrewsbury; HealthSouth Therapy at Home; HEALTHSOUTH - Normandie Drive; HealthSouth Rehabilitation Center - Chester Square

HealthSouth Owned Hospitals Holdings, LLC	DE
HEALTHSOUTH of Yuma, Inc.	DE
HEALTHSOUTH Properties, LLC	DE
HEALTHSOUTH Real Estate, LLC	DE
HEALTHSOUTH Real Property Holding, LLC	DE
HEALTHSOUTH Rehabilitation Center, Inc.	SC	HealthSouth Rehabilitation Hospital; HealthSouth Sports Medicine & Rehabilitation Center
HealthSouth Rehabilitation Hospital of Arlington Limited Partnership	AL	HEALTHSOUTH Rehabilitation Hospital of Arlington
HealthSouth Rehabilitation Hospital of South Jersey, LLC	DE	HealthSouth Rehabilitation Hospital of Vineland
HEALTHSOUTH Specialty Hospital, Inc.	TX	HealthSouth Medical Center; HealthSouth Dallas Medical Center; HSMC Home Health; HealthSouth Medical Center
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.	DE	HealthSouth Regional Specialty Hospital
HEALTHSOUTH of Altoona, LLC	DE
HealthSouth Rehabilitation Hospital of Altoona; HealthSouth Rehabilitation Center - Regency Square; HealthSouth Bedford Rehabilitation Center; HealthSouth Rehabilitation Center - Blair Orthopedics; HealthSouth Rehabilitation Center - Tyrone; HealthSouth Rehabilitation and Orthopedics Center - Altoona; HealthSouth Rehabilitation Center - Meadowbrook Plaza; HealthSouth Rehabilitation Center - Richland; HealthSouth Rehabilitation Center - Edensburg

HEALTHSOUTH of Austin, Inc.	DE	HealthSouth Rehabilitation Hospital of Austin; HealthSouth At Home
HEALTHSOUTH of Dothan, Inc.	AL	HealthSouth Rehabilitation Hospital
HealthSouth of East Tennessee, LLC	DE	HEALTHSOUTH Rehabilitation Hospital
HEALTHSOUTH of Erie, LLC	DE	HealthSouth Rehabilitation Hospital of Erie
HEALTHSOUTH of Fort Smith, LLC	DE	HealthSouth Rehabilitation Hospital of Fort Smith
HEALTHSOUTH of Houston, Inc.	DE	HealthSouth Rehabilitation Hospital of North Houston; HealthSouth Home Health Agency of North Houston
HEALTHSOUTH of Montgomery, Inc.	AL	HealthSouth Rehabilitation Hospital of Montgomery
HEALTHSOUTH of Pittsburgh, LLC	DE	HealthSouth Hospital of Pittsburgh; HealthSouth Rehabilitation Center - Monroeville
HEALTHSOUTH of Reading, LLC	DE
HealthSouth Reading Rehabilitation Hospital - Boyertown; HealthSouth Reading Rehabilitation Hospital - Pottstown; HealthSouth Reading  Rehabilitation Hospital - Boyertown; HealthSouth Reading Rehab at Home

HEALTHSOUTH of San Antonio, Inc.	DE	HealthSouth Rehabilitation Institute of San Antonio (RIOSA)
HEALTHSOUTH of Sewickley, Inc.	DE	HealthSouth Rehabilitation Hospital of Sewickley
HEALTHSOUTH of South Carolina, Inc.	DE	HealthSouth Rehabilitation Hospital
HEALTHSOUTH of Spring Hill, Inc.	DE	HealthSouth Rehabilitation Hospital of Spring Hill; HealthSouth Home Health of sprint Hill
HEALTHSOUTH of Tallahassee Limited Partnership	AL	HealthSouth Rehabilitation Hospital of Tallahassee; HealthSouth Sleep Doctors Center
HEALTHSOUTH of Texarkana, Inc.	DE	HealthSouth Rehabilitation Hospital of Texarkana
HEALTHSOUTH of Texas, Inc.	TX	HealthSouth Evaluation Center; HealthSouth Rehabilitation Center - Mid Cities; HealthSouth Evaluation Center; Impairment Center of Ft. Worth; Houston Impairment Center
HEALTHSOUTH of Toms River, LLC		HealthSouth Rehabilitation Hospital of Toms River
HEALTHSOUTH of Utah, Inc.	DE	HealthSouth Rehabilitation Hospital of Utah
HEALTHSOUTH/Deaconess, L.L.C.	IN	HealthSouth Deaconess Rehabilitation Hospital
HealthSouth/Maine Medical Center Limited Liability Company	ME
HEALTHSOUTH/Methodist Rehabilitation Hospital Limited Partnership	TN	HEALTHSOUTH Rehabilitation Center; HealthSouth Rehabilitation Hospital - North
HealthSouth of Ft. Lauderdale Limited Partnership	AL
HealthSouth Comprehensive Pain Care Center; HealthSouth Occupational Rehabilitation & Hand Therapy Center;  HealthSouth Sunrise Comprehensive Pain Care Center; HealthSouth Sunrise Outpatient Center; HealthSouth Sunrise Outpatient Center at Forest Trace;  HealthSouth Sunrise Rehabilitation Hospital

HealthSouth of Midland, Inc.	DE	HealthSouth Home Care of Midland-Odessa; HealthSouth Rehabilitation Hospital of Midland
HealthSouth of Nittany Valley, Inc.	DE	HealthSouth Nittany Valley Rehabilitation Hospital; HealthSouth Rehabilitation Center of Lewistown; HealthSouth Rehabilitation Center of Mifflintown;
HealthSouth of Treasure Coast, Inc.	DE	HealthSouth Treasure Coast Rehabilitation Hospital
Healthsouth Bakersfield Rehabilitation Hospital Limited Partnership	AL	HealthSouth Bakersfield Rehabilitation Hospital
Healthsouth Meridian Point Rehabilitation Hospital Limited Partnership	AL	HealthSouth Scottsdale Rehabilitation Hospital
Healthsouth Northern Kentucky Rehabilitation Hospital Limited Partnership	AL	HealthSouth Northern Kentucky Rehabilitation Hospital
HealthSouth Rehabilitation Center of New Hampshire, Ltd.	AL	HEALTHSOUTH Rehabilitation Hospital
HealthSouth Rehabilitation Hospital of Altoona, LLC	DE
HEALTHSOUTH Rehabilitation Hospital of Altoona; HEALTHSOUTH Rehabilitation Center - Regency Square; HEALTHSOUTH Rehabilitation Center - Tyrone; HEALTHSOUTH Rehabilitation Center - Ebensburg; HEALTHSOUTH Rehabilitation Center - Medowbrook Plaza; HEALTHSOUTH Rehabilitation Center - Bedford

Healthsouth Rehabilitation Hospital of Arlington Limited Partnership	AL	HEALTHSOUTH Rehabilitation Hospital of Arlington
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	DE	Desert Canyon Rehabilitation Hospital
HealthSouth Rehabilitation Hospital of Gadsden, LLC	DE	HealthSouth Rehabilitation Hospital of Gadsden
HealthSouth Rehabilitation Hospital of Manati, LLC	DE
HealthSouth Rehabilitation Hospital of New Mexico, Inc.	AL	HEALTHSOUTH Rehabilitation Hospital; HealthSouth Home Health of Albuquerque
HealthSouth Rehabilitation Hospital of Northern Virginia, Inc.	DE	HealthSouth Rehabilitation Hospital of Northern Virginia
HealthSouth Rehabilitation Institute of Tucson, LLC	ME	HEALTHSOUTH Rehabilitation Institute Of Tucson; HealthSouth Home Health of Tucson
HealthSouth Valley of the Sun Rehabilitation Hospital Limited Partnership	AL	HealthSouth Valley of The Sun Rehabilitation Hospital; HealthSouth Home Health of Phoenix
Healthsouth of Largo Limited Partnership	AL	HealthSouth Rehabilitation Hospital
Healthsouth of Sarasota Limited Partnership	AL	HealthSouth Rehabilitation Hospital of Sarasota
K.C. Rehabilitation Hospital, Inc.	DE	Mid America Rehabilitation Hospital
Kansas Rehabilitation Hospital, Inc.	DE	Kansas Rehabilitation Hospital, Kansas Rehabilitation Hospital LTCH; KRH Home Health
Lakeshore System Services of Florida, Inc.	FL	HealthSouth Emerald Coast Rehabilitation Hospital; HealthSouth Emerald Coast Sports & Rehabilitation Center
Lakeview Rehabilitation Group Partners	KY	HEALTHSOUTH Lakeview Rehabilitation Hospital of Central Kentucky; HealthSouth Lakeview Outpatient
New England Rehabilitation Management Co, LLC	NH
New England Rehabilitation Services of Central Massachusetts, Inc.	MA	Fairlawn Rehabilitation Hospital
HealthSouth Specialty Hospital of North Lousiana, LLC	LA	HealthSouth Specialty Hospital of North Louisiana
Piedmont HealthSouth Rehabilitation, LLC	SC	HEALTHSOUTH Sports & Medicine & Rehabilitation Center
Plano Health Associates LP	DE
Rebound, LLC	DE
HEALTHSOUTH Lakeshore Rehabilitation Hospital; HEALTHSOUTH Lakeshore Outpatient; HEALTHSOUTH Rehabilitation Hospital Of North Alabama; HEALTHSOUTH Chattanooga Rehabilitation Hospital; HEALTHSOUTH Rehabilitation Hospital Of Huntington; HEALTHSOUTH Cane Creek Rehabilitation Hospital

Rehab Concepts Corporation	DE	Clear Lakes Concepts Corp.
Rehabilitation Hospital Corporation Of America, LLC	DE
HealthSouth Chesapeake Rehabilitation Hospital; HealthSouth Chesapeake Rehab Home Health Agency; HealthSouth Rehabilitation Hospital of Virginia;  HealthSouth Western Hills  Rehabilitation Hospital; HealthSouth Inpatient Rehabilitation Unit at Camden - Clark Memorial Hospital; HEALTHSOUTH Sports Medicine & Rehabilitation Hospital

Rehabilitation Hospital of Colorado Springs, Inc.	DE	HealthSouth Rehabilitation Hospital of Colorado Springs; HealthSouth Home Health of Colorado Springs
Rehabilitation Hospital of Fredericksburg, Inc.	DE	Healthsouth Rehabilitation Hospital of Fredericksburg
Rehabilitation Hospital of Nevada - Las Vegas, Inc.	DE	HEALTHSOUTH Rehabilitation Hospital Of Las Vegas
Rehabilitation Hospital of Nevada - Las Vegas, L.P.	DE	HealthSouth Rehabilitation Hospital - Charleston Clinic; HealthSouth Rehabilitation Hospital of Las Vegas
Rehabilitation Hospital of Petersburg, Inc.	DE	Healthsouth Rehabilitation Hospital of Petersburg
Rehabilitation Hospital of Phenix City, LLC	AL	Regional Rehabilitation Hospital
Rehabilitation Hosptal of Plano, Inc.	TX
Rehabilitation Institute Of Western Massachusetts, Inc.	MA	HealthSouth Rehabilitation Hospital of Western Massachusetts; HealthSouth Sports Medicine and Rehabilitation Center - Belchertown
Rusk Rehabilitation Center, LLC	MO	Howard A. Rusk Rehabilitation Center, a Joint Venture of HEALTHSOUTH And The University of Missouri - Columbia
Sarasota LTAC Properties, LLC	FL
Saint Barnabas / HEALTHSOUTH Rehab Center LLC	NJ	Rehabilitation Hospital of Tinton Falls, A Joint Venture of HealthSouth And Monmouth Medical Center
SCA-Dalton, Inc.	TN
Sherwood Rehabilitation Hospital, Inc.	DE
Southeast Texas Rehabilitation Hospital, Inc.	TX
Southern Arizona Regional Rehabilitation Hospital, L.P.	DE	HealthSouth Rehabilitation Hospital of Southern Arizona
Tarrant County Rehabilitation Hospital, Inc.	TX	HEALTHSOUTH City View Rehabilitation Hospital; HealthSouth Rehabilitation Center of Burleson
Trident NeuroSciences Center, LLC	SC	HEALTHSOUTH Rehabilitation Hospital Of Charleston
Tyler Rehab Associates LP	DE	Trinity Mother Frances Rehabilitation Hospital, Affiliated with HealthSouth; Trinity Mother Frances Home Health Services
University of Virginia/HealthSouth, L.L.C.	VA	Sports Medicine & Rehabilitation Center; UVA-HealthSouth Rehabilitation Hospital
Van Matre Rehabilitation Center LLC	IL	Van Matre HealthSouth Rehabilitation Hospital
Vanderbilt Stallworth Rehabilitation Hospital, L.P.	TN	Vanderbilt Stallworth Rehabilitation Hospital
West Virginia Rehabilitation Hospital, Inc.	WV	HealthSouth Mountain View Regional Rehabilitation Hospital
Western Medical Rehab Associates, L.P.	DE	HEALTHSOUTH Tustin Rehabilitation Hospital
Western Neuro Care, Inc.	DE
Yuma Rehabilitation Hospital, LLC	AZ	Yuma Rehabilitation Hospital, A Partnership of HealthSouth & Yuma Regional Medical Center